UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event) reported :    August 29, 2008

HYPERDYNAMICS CORPORATION
(Exact Name of Registrant as Specified in Its Charter)

Delaware
(State or other jurisdiction of incorporation or organization)

001-32490	87-0400335
(Commission File Number)	(IRS Employer Identification No.)

One Sugar Creek Center Blvd., #125
Sugar Land, Texas 77478
(Address of principal executive offices, including zip code)

voice: (713) 353-9400	fax: (713) 353-9421

(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On August 29,  2008, we entered into a Securities Purchase Agreement with investors by which we are offering for sale an aggregate of $5,000,000 face value of 10% Convertible Debentures at an aggregate purchase price of $5,000,000, and 1,111,111 warrants at an exercise price of $2.75 per share expiring in seven years, and 1,111,111 warrants at an exercise price of $3.00 per share expiring in seven years  (the “Offering”).   The Offering is subject to customary closing conditions including approval by the American Stock Exchange.  We anticipate receiving gross proceeds of $5,000,000 and net offering proceeds, after placement agent fees and expenses, of approximately $4,670,000 when the Offering closes.  We anticipate the closing will occur by September 12, 2008.  The Debenture matures four years after their issuance date.  The Debenture is convertible at $2.25 per share, subject to adjustment, and is subject to make whole provisions for early redemption and conversion.  Beginning one year from the issuance, we must redeem a portion of the Debenture each month until maturity.   The foregoing are qualified in their entirely by reference to the exhibits hereto.

This Offering was made pursuant to our shelf registration statement on Form S-3 (SEC File No. 333-148287).  We will, pursuant to Rule 424(b) under the Securities Act of 1933, file with the Securities and Exchange Commission a prospectus and prospectus supplement relating to the Offering.

A copy of the Securities Purchase Agreement is attached hereto as Exhibit 10.1.  The form of convertible debenture is attached hereto as Exhibit 4.1.  The form of warrant is attached hereto as Exhibit 4.2.  The Placement Agent Agreement is attached hereto as Exhibit 1.1.  The legal opinion in connection with the prospectus supplement is attached hereto as Exhibit 5.1.

On August 22, 2008, we entered into a Placement Agent Agreement with C. K. Cooper & Company pursuant to which we engaged C. K. Cooper & Company to act as our placement agents with respect to the Offering. Under the terms of the Placement Agent Agreement, we agreed to pay a total fee of 6% of the gross Offering proceeds to C. K. Cooper & Company and 66,000 shares of Common Stock.

Item 3.02	Unregistered Sales of Equity Securities.

On August 22, 2008, we entered into a Placement Agent Agreement with C. K. Cooper & Company pursuant to which we engaged C. K. Cooper & Company to act as our placement agents with respect to the Offering. Under the terms of the Placement Agent Agreement, we agreed to pay a total fee of 6% of the gross Offering proceeds to C. K. Cooper & Company and 66,000 shares of Common Stock. This transaction was made in reliance upon exemptions from registration under Section 4(2) of the Securities Act.  Each certificate issued for these unregistered securities contained a legend stating that the securities have not been registered under the Securities Act and setting forth the restrictions on the transferability and the sale of the securities.  No underwriter participated in, nor did we pay any commissions or fees to any underwriter, in this transaction.  This transaction did not involve a public offering.  Cooper was knowledgeable about our operations and financial condition.  Cooper had knowledge and experience in financial and business matters that allowed it to evaluate the merits and risk of receipt of these securities.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Exhibit Description

1.1	Placement Agent Agreement.

4.1	Form of Convertible Debenture

4.2	Form of Warrant.

5.1	Legal opinion in connection with the Form 424b(5) prospectus supplement.

10.1	Securities Purchase Agreement.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HYPERDYNAMICS CORPORATION

(signed)

Date: August 29, 2008
By: /s/ Kent Watts

Kent Watts, President, CEO